SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SHINECO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2175898
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2nd Floor, Wanyuan Business Center

10 N Hongda Road

Daxing District, Beijing 100176
People’s Republic of China
(+86) 10-87227366

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-148611 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” of the Prospectus included in the Registrant’s Registration Statement on Form S-1, No. 333-202803 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2015 and as amended on Form S-1/A on July 1, 2015, August 7, 2015, August 18, 2015, August 27, 2015, January 27, 2016, March 21, 2016, March 31, 2016, April 8, 2016, April 29, 2016, May 11, 2016, and May 12, 2016. The section containing these descriptions is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation of the Registrant (1)
3.2	Amended and Restated Bylaws of the Registrant (1)
4.1	Specimen Common Stock Share Certificate of the Registrant (2)

_____________________

(1)	Incorporated by reference to the Registrant’s Registration Statement dated July 1, 2015 on Form S-1/A (333-202803)
(2)	Incorporated by reference to the Registrant’s Registration Statement dated January 27, 2016 on Form S-1/A (333-202803)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SHINECO, INC.

	By:	/s/ Yuying Zhang
Yuying Zhang
Chief Executive Officer and Director

Dated: May 13, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation of the Registrant (1)
3.2	Amended and Restated Bylaws of the Registrant (1)
4.1	Specimen Common Stock Share Certificate of the Registrant (2)

_____________________

(1)	Incorporated by reference to the Registrant’s Registration Statement dated July 1, 2015 on Form S-1/A (333-202803)
(2)	Incorporated by reference to the Registrant’s Registration Statement dated January 27, 2016 on Form S-1/A (333-202803)